FOR IMMEDIATE RELEASE                                                                                                                                                        Exhibit 99.2

COMPANY CONTACT:

Robert L. LaPenta, Jr.
Vice President –Treasurer
(609) 387-7800 ext. 1216

Burlington Coat Factory First Quarter Fiscal 2008 Conference Call

BURLINGTON, October 16, 2007 – Burlington Coat Factory will hold a conference call for investors on Friday, October 19, 2007 at 10:00 a.m. eastern time to discuss the Company’s first quarter fiscal 2008 operating results. To participate in the call, please dial 800-926-5197. This conference call will be recorded and available for replay beginning one hour after the end of the call and will be available through October 20, 2007 at 12:00 p.m. eastern time. To access the replay, please dial 800-633-8284, then the access number 21352866.

About Burlington Coat Factory

We are a nationally recognized retailer of high-quality, branded apparel at every day low prices. We opened our first store in Burlington, New Jersey in 1972, selling primarily coats and outerwear. Since then, we have expanded our store base to 384 stores in 44 states, and diversified our product categories by offering an extensive selection of in-season, fashion-focused merchandise, including: ladies sportswear, menswear, coats, family footwear, baby furniture and accessories, as well as home decor and gifts.  All stores are company-operated, and nearly all are located in high traffic areas such as strip malls and shopping centers.